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                                                             EXHIBIT (p)(6)


                           COLUMBUS CIRCLE INVESTORS
                                 CODE OF ETHICS

                             Effective July 1, 1999

                                  INTRODUCTION

                                 FIDUCIARY DUTY

         This Code of Ethics is based on the principle that you, as a Managing Director, officer or employee of Columbus Circle Investors, owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which Columbus Circle Investors serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must:

             1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions (each, a Portfolio Employee), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

             2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. Doubtful situations should be resolved against your personal trading.


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             3.  AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The
                 receipt of investment opportunities, gifts or gratuities from persons seeking business with Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

         INVESTING IS A GOOD PRACTICE. Columbus Circle Investors believes that personal investing which is consistent with Columbus Circle Investors' investment philosophy provides useful training for the investment of our Advisory Clients assets. Accordingly, Columbus Circle Investors encourages personal investing. On the other hand, Columbus Circle Investors believes that short-term trading is inconsistent with the Columbus Circle Investors' investment philosophy which emphasizes an investment rather than a trading approach to the achievement of favorable investment results.


                                   APPENDICES

         The following appendices are attached to this Code and are a part of this Code:

         I.       Form for annual report of personal Securities holdings.

         II.      Form for acknowledgment of receipt of this Code.

         III.     Form for annual certification of compliance with this Code.


                              COMPLIANCE OFFICIALS

         The Compliance Committee is comprised of the senior managing directors: Donald A. Chiboucas, Anthony Rizza, Marc Felman, Clifford Fox and Robert Fehrmann. The Clearance Officers are Donald A. Chiboucas, Marc S. Felman, Anthony Rizza and Clifford G. Fox. The Compliance Officer is Marc Felman. The Compliance Registrar is Beverly Lidstrom. No member of the Compliance Committee may take part in a decision relating to a Security in which such person has or, as part of the transaction in question, would acquire Beneficial Ownership.

                                    QUESTIONS

         Questions regarding this Code should be addressed to the Compliance Officer. As of the effective date of this Code, the Compliance Officer to whom such questions should be addressed is Marc Felman.


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                                FIDUCIARY DUTIES

                                      GIFTS

         You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with Columbus Circle Investors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              SERVICE AS A DIRECTOR

         You may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Managing Directors of Columbus Circle Investors. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded company, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that company, through a "Chinese Wall" or other procedures.


                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or
(ii) you have complied with the procedures set forth below under Preclearance Procedures.

         SECURITIES

         The following are Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in,

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temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         The following are not Securities:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

         EXEMPT SECURITIES

         The following are Exempt Securities:

         Securities issued by the Government of the United States.

         Bankers' acceptances, bank certificates of deposit, commercial paper, bank repurchase agreements and such other money market instruments as may be designated from time to time by the Compliance Committee of Columbus Circle Investors.

         Shares of registered open-end investment companies.

         BENEFICIAL OWNERSHIP

         You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

         You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

         The following are examples of an indirect Pecuniary Interest in
Securities:

              Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

              Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

              Your interest as a general partner in Securities held by a general or limited partnership.

              Your interest as a manager-member in the Securities held by a limited liability company.


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         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

         The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

              Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

              Your ownership of a vested beneficial interest in a trust.

              Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.


         EXEMPT TRANSACTIONS

         The following are Exempt Transactions:

              Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

              Purchases of Securities under dividend reinvestment plans.

              Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

              Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

              Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of any Securities held by a private issuer whose

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              Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

              Transactions in Securities traded within the preceding seven days by Columbus Circle Investors for an Advisory Client provided that
              (i) the trading for the client has been completed and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is not contrary to the trade done for the Advisory Client. These transactions require preclearance but are exempt from the prohibition against trades during such seven-day period.

              Transactions in Securities proposed to be traded within the seven succeeding days by Columbus Circle Investors for an Advisory Client provided that (i) the trading for the client has not commenced and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is contrary to the trade proposed for the Advisory Client. These transactions require preclearance but are exempt from the prohibition against trades during such seven-day period.

              Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices. A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of $1 billion.

              Any purchase or sale of shares of registered closed-end investment companies.

              Transactions in Securities issued or guaranteed by the State of Connecticut, its agencies or instrumentalities.

              Such other classes of transactions as may be exempted from time to time by the Compliance Committee. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting. Any such exemption shall be based upon a determination by the Compliance Committee that the class of transaction does not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended.




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              Such other specific transactions as may be exempted from time to time by the Compliance Committee or a Compliance Officer on a case-by-case basis where the equities of the situation support such an exemption and where the transaction does not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee or a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.


                            PRECLEARANCE PROCEDURES

         If a Securities transaction requires preclearance:

              The Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Security on behalf of an Advisory Client until that order is executed or withdrawn.

              Except as otherwise provided under Exempt Transactions, Securities may not be purchased or sold during the period which begins seven full days before and ends seven full days after the day on which a portfolio Columbus Circle Investors manages trades in the same Security.

              The Securities may be purchased or sold only if you have asked a Clearance Officer to preclear the purchase or sale, such Clearance Officer has given you preclearance in writing or by e-mail, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. All requests for preclearance shall be sent by e-mail to a Clearance Officer and to the Compliance Registrar.

              A copy of all approved preclearance requests must be filed or sent by the Clearance Officer to the Compliance Registrar.

         Any trade for which preclearance is granted remains approved notwithstanding a subsequent decision by Columbus Circle Investors to trade in such security for client accounts.


                            INITIAL PUBLIC OFFERINGS

         If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in an initial public offering.



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                               PRIVATE PLACEMENTS

         If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in a private placement, unless you have received the prior written approval of a majority of the Compliance Committee of Columbus Circle Investors. Approval will be not be given unless a determination is made that the investment opportunity has not been offered to you by virtue of your position.

         If you have acquired Beneficial Ownership in Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.


                           SHORT-TERM TRADING PROFITS

         Because Columbus Circle Investors believes that investing and not short-term trading is the appropriate investment approach, short-term (60 days or shorter holding period) trading is discouraged. A pattern of short-term trading will result in the Compliance Committee withholding clearance on future trading requests.

         You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

         This section does not apply to Exempt Transactions.


                                   REPORTING

         USE OF BROKER-DEALERS

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a publicly traded Security (other than an Exempt Security) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.



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         REPORTING OF TRANSACTIONS

         You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership, to provide to the Compliance Registrar, on a timely basis, duplicate copies of confirmations of all transactions in the account and of periodic statements for the account and you must report to the Compliance Officer, on a timely basis, all transactions affected without the use of a broker in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

         ANNUAL REPORTS

         If you are a Portfolio Employee, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership upon commencement of your employment by Columbus Circle Investors or the effective date of this Code, whichever occurs later, and annually thereafter. The form for this purpose is attached to this Code as Appendix III.


                                   COMPLIANCE

                             CERTIFICATE OF RECEIPT

         You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix I.

                            CERTIFICATE OF COMPLIANCE

         You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix II.



                                REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, to be imposed by the Compliance Committee of Columbus Circle Investors, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.


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                                                                  Appendix I

                            COLUMBUS CIRCLE INVESTORS
                                 CODE OF ETHICS

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS


         I acknowledge that I have received a copy of the Columbus Circle Investors Code of Ethics dated July 1, 1999.


Date:
----------------------------             -----------------------------------
                                         Signature



                                         -----------------------------------
                                         Print Name



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                                                                  Appendix II

                            COLUMBUS CIRCLE INVESTORS
                                 CODE OF ETHICS

                        ACKNOWLEDGEMENT OF CERTIFICATION

         I hereby certify that I have read and understand the Code of Ethics dated July 1, 1999. I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Codes. I certify that I have, to date, complied and agree to comply in the future with the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred. I understand that any failure to comply in all aspects with the foregoing and these Codes may lead to sanctions, including dismissal.




Date:
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                                         Signature



                                         -----------------------------------
                                         Print Name





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                                                               Appendix III

                            COLUMBUS CIRCLE INVESTORS
                                 CODE OF ETHICS

                          PERSONAL SECURITIES HOLDINGS

         In accordance with the Code of Ethics, please provide a list of all Securities in which you or a Related Account has a Beneficial Interest and all Securities in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also securities held at home, in safe deposit boxes, or by any issuer.

-------------------------------------------------------------------------------------------------------------------
1        Name of Employee:
-------------------------------------------------------------------------------------------------------------------
2        If different than #1, name of the person in
         whose name the account is held:
-------------------------------------------------------------------------------------------------------------------
3        Relationship of 2 to 1
-------------------------------------------------------------------------------------------------------------------
4        Brokers(s) at which account is maintained:
-------------------------------------------------------------------------------------------------------------------
5        Account Number(s)
-------------------------------------------------------------------------------------------------------------------
6        Telephone number(s) of Broker
-------------------------------------------------------------------------------------------------------------------



7. For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below.

-------------------------------------------------------------------------------------------------------------------
      Name of Security                  Quantity                     Value                      Custodian
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

(Attach separate sheet if necessary.)

         I certify that this form and the attached statement (if any) constitute all of the Securities in my Employee Accounts and Related Accounts.




Date:
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                                         Signature



                                         -----------------------------------
                                         Print Name






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